UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2013
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Labelle, St-Jerome Quebec, Canada	J7Z 5L2
(Address of principal executive offices)	(Zip Code)

(855) 492-5245
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors of Technologies Scan Corp., a Nevada corporation (the "Company") previously approved the execution of a letter of intent dated as of April 27, 2013 and as amended May 17, 2013 (the "Letter of Intent") with Social Geek Media Inc., a private company organized under the laws of Canada ("Social Geek"). In accordance with the terms and provisions of the Letter of Intent, both the Company and Social Geek completed their respective due diligence and, therefore, executed a license agreement.

Social Geek has developed a line of food supplement and nutritional products known under the brand name "Proteina21" (the "Proteina21 Products"). Social Geek has also developed a marketing and comercialization strategy, inclduing an online automated platform to accept orders, process payment, ship products and provide customer support for its Proteina21 Products

License Agreement

On May 24, 2013, the Board of Directors approved the execution of a fifteen year license agreement (the "License Agreement") with Social Geek and Patrick Aube ("Aube"). In accordance with the terms and provisions of the License Agreement, Social Geek granted to the Company and the Company accepted the rights to an exclusive license for the Proteina21 products, including marketing, selling and distributing within the United States of America, subject to the terms and conditions set forth in the License Agreement. The Company agreed to use its best efforts in order to actively promote the sales of the Proteina21 products pursuant to the License Agreement and to develop the market for the Proteina21 Products in the United States. Social Geek also granted to the Company the right to use its trademarks in connection with the promotion, marketing and sale of Proteina21 in the United States and the right to use the applicable trademarks in relation with the promotional items and product packaging, Social Geek's marketing resources, and materials.  Furthermore, the Company may not grant any licence rights related to the Proteina21 to third parties without the prior written approval of Social Geek, such approval being at Social Geek's sole discretion; provided, however, that the Company may, with the approval of Social Geek, grant all or any of its licence rights granted to it under the License Agreement to any of the Company's affiliates.

In further accordance with the terms and provisions of the License Agreement, the Company shall issue to Social Geek a total of 200,000,000 common shares of its restricted common stock in consideration for the acquisition of  the exclusive rights to the Proteina21 licence for the United States of which the first region to be developed by the Company shall be the North East Region. The North East Region shall consist of Division I (New England) Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut and Division 2 (Mid Atlantic) New York, Pennsylvania and New Jersey.

Addendum to License Agreement

On May 24, 2013, the Company, Patrick Aube and Social Geek entered into an addendum to the License Agreement (the "Addendumn) , pursuant to which the Company shall have an exclusive one year option to acquire the rights to Canada as well as the established client base, and a further exclusive two year option to acquire the rights to Europe.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In accordance with the terms and provisions of the License Agreement, effective May 28, 2013, the Company issued  200,000,000 shares of its restricted common stock to Social Geek. The shares of common stock were issued to Social Geek in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Social Geek acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	License Agreement dated May 24, 2013 among Technologies Scan Corp., Social Geek Media Inc. and Patrick Aube.
10.2	Addednum to License Agreement dated May 24, 2013 among Technolgoies Scan Corp., Social Geek media Inc. and Patrick Aube.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: May 29, 2013	By:	/s/ Ghislaine St-Hilaire
	Name:	Ghislaine St-Hilaire
	Title:	President